UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 18, 2016

ASPIRITY HOLDINGS LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-203994	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue, Suite 475, Minneapolis, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 432-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Subsequent to the filing by Aspirity Holdings LLC (the “Company”) of its Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”) on April 15, 2016, the Company identified an error in the classification of non-controlling interest in previously issued financial statements.

As a result, on May 18, 2016, the Company’s management, the Audit Committee, and the Board of Directors determined, after consideration of the relevant facts and circumstances, that the Company’s consolidated financial statements as of December 31, 2015, included in the Company’s 2015 Form 10-K and the report of the independent registered public accounting firm thereon, should no longer be relied upon.

The Company is in the process of preparing restated consolidated financial statements referenced above and plans to amend its Form 10-K (the “Form 10-K/A”) as soon as possible.

The error requiring restatement of the consolidated financial statements related to the amount of the distribution of the equity and subsequent reconsolidation of Krieger Enterprises, LLC and subsidiaries. Management determined that three line items within the members’ equity section of the balance sheet and within the statement of changes in members’ equity (deficit) – common equity, total members’ equity and non-controlling interest as of December 31, 2015, previously reported as $(1,646,963), $1,098,037 and $(9,807,776), respectively, should have been $(7,499,580), $(4,754,580) and $(3,955,159).

Management has also reevaluated the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015 and concluded that the Company did not maintain effective control as a result of there being material weaknesses in internal control. In the Form 10-K/A, management will revise its conclusion regarding the effectiveness of internal control over financial reporting in management’s report due to the following material weaknesses that were identified. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The Company’s internal control regarding the reliability of financial reporting and the preparation of financial statements for external purposes was not designed or operating effectively to produce timely and accurate financial statements. A misstatement related to the classification of non-controlling interest within the members’ equity section of the balance sheet occurred as a result of this material weakness. Additionally, management’s control related to the preparation and review of estimates of fair value of investments in convertible notes securities failed to identify a material impairment for the year ended December 31, 2015. The Company’s control is designed to assess the appropriateness of underlying key valuation methodologies and assumptions. The control did not operate effectively to evaluate the fair value of investments and ensure there was supportable evidence to substantiate key valuation assumptions.

With oversight from the Audit Committee, the Company’s management is in the process of developing and implementing remediation plans to address the material weaknesses described above. Once all remedial actions have been implemented and in operation for a sufficient period of time, these actions will be fully tested to determine whether they are operating effectively.

Management has discussed the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a) with the Company’s independent registered public accounting firm for the year ended December 31, 2015, Baker Tilly Virchow Krause, LLP and the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRITY HOLDINGS LLC

Date: May 23, 2016	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice-President and Chief Financial Officer